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                                                                      EXHIBIT 5


                             HARWELL HOWARD HYNE
                            GABBERT & MANNER, P.C.

                          1800 FIRST AMERICAN CENTER
                             315 DEADERICK STREET
                          NASHVILLE, TENNESSEE 37238

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                           TELEPHONE (615) 256-0500
                           FACSIMILE (615) 251-1059

                               September 8, 1995



National HealthCare L.P.
100 Vine Street, Suite 1400
Murfreesboro, TN 37130

Gentlemen:

         We have acted as counsel to National HealthCare L.P. (the "Company") in connection with the registration of 1,200,000 limited partnership units to be issued under the provisions of the Company's 1994 Unit Option Plan pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

         We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and (ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold, be legally issued, fully paid and non-assessable.

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National HealthCare L.P.
September 8, 1995
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         Our opinion herein is limited solely to the laws of the United States of America and the State of Tennessee, and the corporate law of the State of Delaware. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

                                                   Very truly yours,

                                                   HARWELL HOWARD HYNE
                                                   GABBERT & MANNER, P.C.
                                                   ----------------------
                                                   HARWELL HOWARD HYNE
                                                   GABBERT & MANNER, P.C.